GRANUM SERIES TRUST
                        GRANUM CAPITAL MANAGEMENT, L.L.C.
                            GRANUM SECURITIES, L.L.C.
                              MERCER ALLIED COMPANY

                              JOINT CODE OF ETHICS
                          (as amended December 9, 2002)


Section I         Statement of General Fiduciary Principles

     This Code of Ethics (the "Code") has been approved by the Board of Trustees of Granum Series Trust (the "Trust"), including a majority of the Trustees who are not "interested persons" of the Trust ("Independent Trustees"), as defined by the Investment Company Act of 1940 (the "1940 Act"). The Code has been adopted by the Trust, Granum Capital Management, L.L.C. (the "Adviser"), the investment adviser of the Trust, and Granum Securities, L.L.C. ("Granum Securities"), and Mercer Allied Company ("Mercer Allied"), the principal underwriters of shares of beneficial interest in the Trust (together, the "Principal Underwriters"), in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

     The Code is based on the principle that the trustees and officers of the Trust, and the personnel of the Adviser and the Principal Underwriters who provide services to the Trust, owe a fiduciary duty to the Trust to conduct their personal securities transactions in a manner that does not interfere with the Trust's transactions or otherwise take unfair advantage of their relationship with the Trust. All such trustees, officers and personnel of the Trust, the Adviser and the Principal Underwriters ("Trust Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

     Technical compliance with the Code will not automatically insulate any Trust Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Trust. Accordingly, all Trust Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trust and its shareholders. In sum, all Trust Employees shall place the interests of the Trust before their own personal interests.

     Every Trust Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

     The Trust, the Adviser and the Principal Underwriters shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

Section II        Definitions

(A) "Access Person" means: (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Trust or of the Adviser; and (2) any director, officer or general partner of the Principal Underwriters who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Trust or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Trust regarding the purchase or sale of Securities.

(B) An "Advisory Person" of the Trust or of the Adviser means: (i) any employee of the Trust or the Adviser, or of any company in a control relationship to the Trust or the Adviser, who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of any Security.

(C) "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).1

(D) "Compliance Officer" means Jonas Siegel the chief compliance officer of the Adviser.

(E) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "Investment Company Act").

(F) "Covered Security" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers acceptance, certificate of deposit, commercial paper, or high quality short-term debt security, including a repurchase agreement; or (iii) a share of an open-end investment company registered under the 1940 Act.

(G) "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

(H) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(I) "Investment Personnel" means: (i) any employee of the Trust or the Adviser (or of any company controlling, controlled by or under common control with the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust; and (ii) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Trust.

(J) "Limited Offering" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
     Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

(K) "Municipal Security" has the meaning set forth in section 3(a)(29) under the Securities and Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, securities which are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States.

(L)  "Principal" means Lewis M. Eisenberg and Walter F. Harrison, III.

(M) "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

(N) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(O) "Trust Employee" means any person who is a trustee, director, officer or employee of the Trust or the Adviser.

Section III       Objective and General Prohibitions

     Although certain provisions of this Code apply only to Access Persons, all Trust Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code. Therefore, a Trust Employee may not engage in any investment transaction under circumstances where the Trust Employee benefits from or interferes with the purchase or sale of investments by the Trust. In addition, Trust Employees may not use information concerning the investments or investment intentions of the Trust, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust. Disclosure by a Trust Employee of such information to any person outside of the course or scope of the responsibilities of the Trust Employee to the Trust, the Adviser or the Principal Underwriters will be deemed to be a violation of this prohibition.

     Trust Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Trust. In this regard, Trust Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of the Trust, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

     (i)  employ any device, scheme or artifice to defraud the Trust;

     (ii) make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (iii)engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

     (iv) engage in any manipulative practice with respect to the Trust.

     Trust Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Section IV        Prohibited Transactions(2)

(A) Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to
     Section V and reports to the Trust the information described in Section VI of this Code.

(B)  An Access Person may not:

     (1) purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, if he or she previously sold or otherwise disposed of such Security in the 30 days preceding such purchase; or

     (2) sell or otherwise dispose of any Security, if he or she previously acquired direct or indirect Beneficial Ownership of such Security within the 30 days preceding such sale;3 or

     (3) purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Trust has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (2) the Adviser has within the last 15 calendar days considered purchasing or selling the Security for the Trust or is considering purchasing or selling the Security for the Trust or within the next 15 calendar days is going to consider purchasing or selling the Security for the Trust;

          unless such Access Person:

               (i)  obtains   pre-clearance  of  such  transaction  pursuant  to
                    Section V; and

               (ii) reports to the Trust the information described in Section VI of this Code.



          For purposes of administering this Code, Access Persons who are Advisory Persons shall be presumed to have the requisite knowledge of the Trust's transactions so as to require pre-clearance, regardless of whether such persons actually have such knowledge. Accordingly, all Advisory Persons shall obtain pre-clearance of all transactions in Securities in accordance with this Section IV (B) except in the case of a transaction as to which one of the exceptions from pre-clearance set forth in Section IV (C) below applies.

          Because investment recommendations and decisions made for the Trust are made by persons who are associated with the Adviser, Access Persons who are not associated with the Adviser will, in the absence of evidence to the contrary, be presumed not to have the requisite knowledge of the Trust's transactions so as to generally require pre-clearance of transactions. Accordingly, Access Persons who are Independent Trustees or associated with Mercer Allied shall not be required to obtain pre-clearance of a transaction unless at the time of the transaction they have actual knowledge of the matters described in (B) above.

(C)  The prohibitions of this Section IV do not apply to:

     (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a
          DRIP);

     (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds), including shares of the Trust;

     (3)  Bank certificates of deposit and bankers' acceptances;

     (4)  Commercial  paper  and  high  quality  debt   instruments   (including
          repurchase agreements) with a stated maturity of 12 months or less;

     (5)  U.S. Treasury obligations;

     (6)  Municipal Securities;

     (7) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

     (8)  Transactions in exchange traded futures contracts;

     (9) Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

     (10) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary;

     (11) Transactions in Securities of a type that are not permissible investments for the Trust.

Section V         Pre-clearance Procedures

(A)  Obtaining Pre-Clearance.

     Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

(B)  Time of Clearance.

     (1) An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

     (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

(C)  Form.

     Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose by the Trust, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing
Officer. The form is attached as Schedule A. If an Access Person has responsibility regarding the determination by the Adviser of Securities to be purchased or sold for the Trust and is requesting approval to purchase or sell a Security that is owned by the Trust or is purchasing a Security that is a permissible investment for the Trust, but has not purchased such Security for the Trust, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought.

(D)  Filing.

     Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

(E)  Factors Considered in Pre-Clearance of Personal Transactions.

     A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

     (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

     (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

     (3)  Whether the transaction is likely to adversely affect the Trust.

(F)  Monitoring of Personal Transactions After Pre-Clearance.

     After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

Section VI        Certifications and Reports by Access Persons4

(A)  Initial Certifications and Initial Holdings Reports

     (1) Within ten (10) days after a person becomes an Access Person, except as provided in Section VI (D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C.

(B)  Quarterly Transaction Reports

     (1) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions in Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership, except that the report need not set forth information regarding the following types of transactions:

          (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds), including shares of the Trust;

          (b)  Bank certificates of deposit and bankers' acceptances;

          (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

          (d)  U.S. Treasury obligations; and

          (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary.

          Such report is hereinafter called a "Quarterly Transaction Report."

     (2) Except as provided in Section VI (D), a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

          (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

          (b) Title, number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

          (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

          (d) A copy of the confirmation statement issued for the transaction attached to the Quarterly Transaction Report.

     (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

(C)  Annual Certifications and Annual Holdings Reports

     (1)  Annually, by January 30 of each year, except as provided in Section VI
          (D), each Access Person shall complete and submit to the Compliance Officer an Annual Certification and Holdings Report on the form attached as Schedule D.

(D)  Exceptions from Reporting Requirements

     (1)  Notwithstanding  the  quarterly  reporting  requirement  set  forth in
          Section VI (B), an Independent Trustee is not required to file a Quarterly Transaction Report unless he or she was actually aware of the Trust's trading activity at any time during the fifteen day period immediately preceding or after such Independent Trustee engaged in a Securities transaction.

     (2) Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

     (3) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Access Persons who are associated persons of the Adviser, Granum Securities or Mercer Allied and who provide duplicate confirmations and statements for their accounts to the Adviser, Granum Securities or Mercer Allied will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder. The Adviser, Granum Securities and Mercer Allied shall deliver such confirmations and statements or analysis thereof to permit the Compliance Officer to ascertain compliance with this Code. Any Access Person relying on this Section VI(D)(3) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

     (E) It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by the Trust, or by the Adviser or the Principal Underwriters, to facilitate the reporting process does not change or alter that responsibility.

Section VII       Additional Prohibitions

(A)  Confidentiality of Trust Transactions.

     Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all Trust Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the trustees of the Trust.

(B)  Outside Business Activities, Relationships and Directorships.

     Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trust. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trust. Access Persons who are members, officers or employees of the Adviser may not serve as a director of any public or private company, except with the prior approval of the Compliance Officer, and all directorships held by such Access Persons shall be reported to the Compliance Officer.

(C)  Gratuities.

     Trust Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except:
(i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

Section VIII      Certification by Access Persons

     The  certifications  of each Access Person  required to be made pursuant to
Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

Section IX        Sanctions

     Any violation of this Code shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the Board of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Adviser, Granum Securities or Mercer Allied (or of a company which controls the Adviser, Granum Securities or Mercer Allied), the sanctions to be imposed shall be determined by the Adviser, Granum Securities or Mercer Allied (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person.

Section X         Administration and Construction

(A) The administration of this Code shall be the responsibility of the Compliance Officer.

(B)  The duties of the Compliance Officer are as follows:

     (1) Continuous maintenance of current lists of the names of all Trust Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person;

     (2) On an annual basis, providing each Trust Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

     (3) Obtaining the certifications and reports required to be submitted by Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons; provided, however, the Compliance Officer may, for Access Persons associated with Mercer Allied, delegate the responsibility to review the reports of such Access Persons to the securities compliance officer of Mercer Allied, who shall report the findings of such reviews to the Compliance Officer.

     (4) Maintaining or supervising the maintenance of all records and reports required by this Code;

     (5)  Preparing listings of all securities  transactions  reported by Access
          Persons  and  reviewing  such   transactions   against  a  listing  of
          transactions effected by the Trust;

     (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

     (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of the Trust; and

     (8) Submission of a quarterly report to the Board of Trustees containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code;

(C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records (except that those records relating to persons associated with Mercer Allied may be maintained for the specified periods and in the specified manner by the securities compliance officer of Mercer Allied):

     (1) A copy of this Code and any other codes of ethics adopted pursuant to Rule 17j-1 by the Trust, the Adviser and the Principal Underwriters for a period of five (5) years;

     (2) A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trust in which the violation occurred;

     (3) A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Trust in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible; and

     (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 and this Code or any other code specified in (C)(1) above, or who are or were responsible for reviewing such reports.

     (5) A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval was granted.

(D)  Review of Code by Board of Trustees

     (1) On an annual basis, and at such other time as deemed to be necessary or appropriate by the trustees, the trustees shall review operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

     (2) In connection with the annual review of the Code by the Trustees, the Trust, the Adviser and the Principal Underwriters shall each provide to the Board of Trustees, and the Board of Trustees shall consider, a written report (which may be a joint report on behalf of the Trust, the Adviser and the Principal Underwriters) that:

          (a) Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

          (b)  Certifies   that  the  Trust,   the  Adviser  and  the  Principal
               Underwriters have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E) This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such amendment or modification. In connection with any such amendment or modification, the Trust, the Adviser and the Principal Underwriters shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

     This Code, as amended, was approved by the Board of Trustees of the Trust at a meeting held on December 9, 2002.


                                   SCHEDULE A

                               GRANUM SERIES TRUST

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

     I hereby request permission to effect a transaction in Securities in which I have or will acquire direct or indirect Beneficial Ownership.

                           PURCHASES AND ACQUISITIONS

---------- ---------------- ---------------- -------------------- --------
           No. of Shares or                  Current Market Price
Date       Principal Amount Name of Security  Per Share or Unit   Account
---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

                          SALES AND OTHER DISPOSITIONS

---------- ---------------- ---------------- -------------------- --------
           No. of Shares or                  Current Market Price
Date       Principal Amount Name of Security  Per Share or Unit   Account
---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

---------- ---------------- ---------------- -------------------- --------

|_| (check if applicable) If I have responsibility for the determination by the Adviser of Securities to be purchased or sold by the Trust, I have noted (by means of an asterisk) those Securities noted above which are owned by the Trust. If I am requesting permission to purchase Securities that are not presently owned by the Trust, I have included a statement as to why such securities are not being purchased for the Trust or being considered by the Trust.

Date:  ______________________       Signature:
                                               ---------------------------------

                                    Print Name:
                                                --------------------------------

Permission Granted ___              Permission Denied _____

Date and Time:   __________________ Signature:
                                               ---------------------------------
                                                        (Clearing Officer)



                                   SCHEDULE B

                               GRANUM SERIES TRUST

                          QUARTERLY TRANSACTION REPORT

     The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of the calendar quarter together with the confirmation statement issued for each transaction listed on the report. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS

------- ------------- ---------------- --------------- -------- ----------------
        No. of Shares                  Purchase Price
        or Principal                   Per Share or
Date    Amount        Name of Security Unit            Account  Executing Broker
------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

                          SALES AND OTHER DISPOSITIONS


------- ------------- ---------------- --------------- -------- ----------------
        No. of Shares                  Purchase Price
        or Principal                   Per Share or
Date    Amount        Name of Security Unit            Account  Executing Broker
------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

------- ------------- ---------------- --------------- -------- ----------------

Date Completed:  _______________   Signature:_________________________________

                                   Print Name:________________________________




                                   SCHEDULE C

                               GRANUM SERIES TRUST

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND INITIAL HOLDINGS REPORT

         I have read and I understand the Joint Code of Ethics of Granum Series Trust, Granum Capital Management, L.L.C., Granum Securities, L.L.C., and Mercer Allied Company (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

     I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial
Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Initial Holdings Report.* Use reverse side if additional space is needed.

Title of Covered Security                  Number of Shares    Principal Amount









Name of each broker, dealer or bank:








Date Completed:                           Print Name:
               -------------------------               -------------------------

                                          Signature:
                                                      --------------------------



*Does not apply to Independent Trustees.



                                   SCHEDULE D

                               GRANUM SERIES TRUST

           ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND
                             ANNUAL HOLDINGS REPORT

     I have read and I understand the Joint Code of Ethics of Granum Series Trust, Granum Capital Management, L.L.C., Granum Securities, L.L.C., and Mercer Allied Company (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

     I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have submitted to the Compliance Officer or in confirmations and statements for each account through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Compliance Officer.

     I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Annual Holdings Report.* Use reverse side if additional space is needed.

Title of Covered Security                 Number of Shares      Principal Amount







Name of each broker, dealer or bank:








Date Completed:                        Print Name:
                 ---------------------              ----------------------------


                                       Signature:
                                                   -----------------------------

*Does not apply to Independent Trustees.

--------
1 Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person's compensation arrangement with the Adviser or any affiliate of the Adviser under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person's compensation.

2 The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in
     Section IV(C) is applicable.

3 The prohibitions of paragraphs B(1) and (2) of this Section IV do not apply to the Principals.

4 The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.